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EXHIBIT 32

CERTIFICATIONS REQUIRED BY SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Each of the undersigned hereby certifies in his capacity as an officer of Charter One Financial, Inc. (the "Registrant") that the Annual Report of the Registrant on Form 10-K for the period ended December 31, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.


Date:  March 12, 2004                      /s/ Charles John Koch
                                           -------------------------------------

                                           Charles John Koch
                                           Chairman of the Board, President and
                                           Chief Executive Officer


Date: March 12, 2004                       /s/ Richard W. Neu
                                           -------------------------------------

                                           Richard W. Neu
                                           Executive Vice President and Chief
                                           Financial Officer